--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 21, 1998

                               ----------------

                       CULLIGAN WATER TECHNOLOGIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                         1-11402                       22-3059335
 (STATE OR OTHER JURISDICTION             (COMMISSION                    (IRS EMPLOYER
       OF INCORPORATION)                 FILE NUMBER)                 IDENTIFICATION NO.)

        ONE CULLIGAN PARKWAY, NORTHBROOK, ILLINOIS                60062-6209
         (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (847) 205-6000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEM 5. OTHER EVENTS.

  As previously reported on a Current Report on Form 8-K dated February 10, 1998, Culligan Water Technologies, Inc., a Delaware corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement") dated as of February 9, 1998 by and among the Company, United States Filter Corporation, a Delaware corporation ("U.S. Filter") and Palm Water Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of U.S. Filter ("Merger Sub"). Pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company, and holders of the Company's Common Stock, par value $.01 per share, will be entitled to receive shares of Common Stock, par value $.01 per share, of U.S. Filter, at the exchange ratio provided in the Merger Agreement. Set forth below is the following pro forma financial information with respect to the transaction contemplated by the Merger Agreement.

Unaudited Pro Forma Combined Balance Sheet as of December 31, 1997........ F-4
Unaudited Pro Forma Combined Statements of Operations for the year ended
 March 31, 1997
 and the nine months ended December 31, 1997.............................. F-5
Unaudited Pro Forma Combined Statements of Operations for the years ended
 March 31, 1996 and 1995 and the nine months ended December 31, 1996...... F-7
Notes to Unaudited Pro Forma Combined Financial Information............... F-10

                                   SIGNATURE

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          CULLIGAN WATER TECHNOLOGIES, INC.

Date: May 21, 1998                        By: /s/ Edward A. Christensen
                                              _________________________________
                                              Edward A. Christensen
                                              Vice President

              UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

  On February 10, 1998, the Company announced that it had signed the Merger Agreement with U.S. Filter providing, among other things, for the acquisition by a wholly owned subsidiary of U.S. Filter of all outstanding shares of the Company. Effective December 2, 1997, the Company acquired Protean for approximately $174.5 million in cash and effective August 1, 1997, the Company acquired Ametek for approximately $155.0 million in the Company's common stock and cash in lieu of fractional shares. On December 9, 1997, U.S. Filter acquired approximately 96% of the outstanding shares (the "Memtec Shares") of Memtec Limited ("Memtec") pursuant to a tender offer. The remaining Memtec Shares were acquired on February 5, 1998. The total purchase price for all Memtec Shares was approximately $397.2 (including estimated transaction costs of $10.6 million) and was allocated to the assets and liabilities of Memtec based upon their respective fair values. The value of developed technology was approximately $64.4 million and is being amortized on a straight-line basis over 25 years. The value of other intangible assets including patents, trademarks, license and distribution fees was approximately $7.3 million, and is being amortized over periods ranging from 5 to 12 years. U.S. Filter also acquired from Memtec certain in-process research and development projects that had not reached technological feasibility and that had no alternative future use. Such projects were valued by an independent appraiser using a risk adjusted cash flow model under which expected future cash flows were discounted, taking into account risks related to existing and future markets and assessments of the life expectancy of such projects. The estimated market value of such in-process research and development projects was $299.5 million and was expensed at the acquisition date. The allocation of the purchase price of Memtec is final and is not expected to change materially subsequent to December 31, 1997. During the fiscal year ended March 31, 1997, U.S. Filter completed several significant acquisitions that were accounted for as purchases including the acquisitions of The Utility Supply Group, Inc. ("USG"), WaterPro Supplies Corporation ("WaterPro"), the Systems and Manufacturing Group ("WSMG") of Wheelabrator Technologies Inc. and the businesses of the Process Equipment Division ("PED") of United Utilities Plc, which were completed on October 25, 1996, October 28, 1996, December 2, 1996 and January 6, 1997, respectively.

  U.S. Filter acquired all of the common stock of The Kinetics Group, Inc. ("Kinetics") as of December 31, 1997 in exchange for 5,803,803 shares of U.S. Filter's Common Stock, par value $.01 per share. The acquisition of Kinetics was accounted for as a pooling of interests and accordingly all U.S. Filter historical consolidated financial information has been restated to include Kinetics. In restating the historical consolidated financial data for this transaction, the historical results of U.S. Filter for the fiscal year ended March 31, 1997 were combined with the historical results of Kinetics for the fiscal year ended September 30, 1997; the historical results of U.S. Filter for the year ended March 31, 1996 were combined with the historical results of Kinetics for the year ended September 30, 1996; and the historical results of U.S. Filter for the year ended March 31, 1995 were combined with the historical results of Kinetics for the year ended September 30, 1995. Accordingly, results of Kinetics for the six month period ended September 30, 1994 (including revenue of $85.4 million and net income of $3.9 million) are not included in the combined results of operations of U.S. Filter presented herein. Concurrent with U.S. Filter's merger with Kinetics, Kinetics year end was recast to March 31. Thus, results for Kinetics as of and for the nine months ended December 31, 1997 are included in the Company's results as of and for the nine months ended December 31, 1997. Accordingly, Kinetics' results for the six months ended September 30, 1997 (including revenue of $227.4 million and a net loss of $8.5 million) are included in both the restated historical results for the fiscal year ended March 31, 1997 and the results for the nine months ended December 31, 1997.

  The following pro forma data is based on the historical combined statements of U.S. Filter (as restated for the acquisition of Kinetics accounted for as a pooling of interests), Memtec, the Company, Protean, Ametek, USG, WaterPro, WMSG and PED giving effect to (i) the Company's acquisition by U.S. Filter under the pooling of interests method of accounting, (ii) the Memtec, USG, WaterPro, WMSG and PED acquisitions under the purchase method of accounting,
(iii) the Company's acquisitions of Protean and Ametek under the purchase method of accounting and (iv) the assumptions and adjustments (which the Company believes to be reasonable and in accordance with US generally accepted accounting principles ("US GAAP")) described in the accompanying Notes to Unaudited Pro Forma Combined Financial Information. Under the pooling of interests method of accounting, the recorded assets and liabilities of the separate entities become the recorded assets and liabilities of the combined entity. Under the purchase method of accounting, assets acquired and liabilities assumed will be recorded at their estimated fair value at the date of acquisition. The pro forma adjustments set forth in the following unaudited pro forma combined financial information are estimated and may differ from the final adjustments. Any such final adjustments, including adjustments to purchase price allocations, are not anticipated to have a material effect to the financial position as reflected on the Unaudited Pro Forma Combined Balance Sheet as of December 31, 1997.

  The following unaudited pro forma combined financial information presents the Unaudited Pro Forma Combined Balance Sheet at December 31, 1997 giving effect to the acquisitions of the Company and Protean by U.S. Filter as if they had been consummated on that date. The Company's fiscal year ends January 31, Memtec's fiscal year ends on June 30, U.S. Filter's fiscal year ends on March 31, Protean's fiscal year ends on March 31 and Ametek's fiscal year ends on December 31. The Unaudited Pro Forma Combined Balance Sheet combines the balance sheet of U.S. Filter as of December 31, 1997, the balance sheet of the Company as of October 31, 1997 and the balance sheet of Protean as of September 30, 1997. The assets and liabilities of Kinetics, Memtec, USG, WaterPro, WMSG and PED are included in U.S. Filter's historical balance sheet at December 31, 1997 as these acquisitions were consummated on or before December 31, 1997. The assets and liabilities of Ametek are included in the Company's historical balance sheet as of October 31, 1997 as the Company's acquisition of Ametek was consummated on August 1, 1997.

  The unaudited pro forma combined financial information also presents the Unaudited Pro Forma Combined Statements of Operations for the fiscal year ended March 31, 1997, giving effect to the acquisitions of Memtec, the Company, Protean, Ametek, USG, WaterPro, WSMG and PED as if each of the acquisitions had been consummated as of the beginning of the earliest period presented. The Unaudited Pro Forma Combined Statement of Operations for the fiscal year ended March 31, 1997, combines (i) the results of the U.S. Filter (as restated for the acquisition of Kinetics which was accounted for as a pooling of interests) and Protean for such fiscal year, (ii) the results of Memtec for their fiscal year ended June 30, 1997, (iii) the results of the Company for their fiscal year ended January 31, 1997 (iv) the results of Ametek for their fiscal year ended December 31, 1996 (v) the results of USG for the period beginning on April 1, 1996 and ending immediately prior to U.S. Filter's acquisition of USG on October 25, 1996, (vi) the results of WaterPro for the period beginning on April 1, 1996 and ending immediately prior to U.S. Filter's acquisition of WaterPro on October 28, 1996, (vii) the results of WSMG for the period beginning on April 1, 1996 and ending immediately prior to U.S. Filter's acquisition of WSMG on December 2, 1996, and (vii) the results of PED for the period beginning on April 1, 1996 and ending immediately prior to U.S. Filter's acquisition of PED on January 6, 1997. Results for USG, WaterPro, WSMG and PED after they were acquired by U.S. Filter to March 31, 1997 are included in U.S. Filter's historical results for the fiscal year ended March 31, 1997.

  The Unaudited Pro Forma Combined Statement of Operations for the nine months ended December 31, 1997 combines (i) the results of U.S. Filter for such period, (ii) the results of Memtec for the period beginning on April 1, 1997 and ending immediately prior to Memtec being acquired by U.S. Filter on December 9, 1997, (iii) the results of the Company for the nine months ended October 31, 1997, (iv) the results of Protean for the nine months ended September 30, 1997 and (v) the results of Ametek for the period beginning February 1, 1997 and ending immediately prior to Ametek being acquired by the Company on August 1, 1997. Results for Memtec for the period from the date Memtec was acquired by U.S. Filter to December 31, 1997 are included in U.S. Filter's historical results. Results of Kinetics, which was acquired on December 31, 1997 and was accounted for as a pooling of interests, for the nine months ended December 31, 1997 are included in U.S. Filter's historical results. Results for USG, WaterPro, WSMG and PED for the nine months ended December 31, 1997 are included in U.S. Filter's historical results as these business were owned by U.S. Filter for the entire nine month period. Results for Ametek for the period from the date Ametek was acquired by Culligan to October 31, 1997 are included in the Company's historical results.

  Results of operations for Memtec for the three months ended June 30, 1997 including revenue of $67.8 million and net income of $0.7 million are included in the Unaudited Pro Forma Combined Statements of

Operations for the fiscal year ended March 31, 1997 and for the nine months ended December 31, 1997. Results of operations for Ametek including revenue of $6.4 million and net income of $0.7 million for the month ended January 31, 1997 are not included in either the Unaudited Pro Forma Combined Results of Operations for the fiscal year ended March 31, 1997 or the nine months ended December 31, 1997. Results of operations for Protean for the three months ended March 31, 1997 including revenue of $38.9 million and net income of $6.0 million are included in the Unaudited Pro Forma Combined Statements of Operations for the fiscal year ended March 31, 1997 and for the nine months ended December 31, 1997.

  It is anticipated that the acquisition of the Company by U.S. Filter will be accounted for as a pooling of interests and the estimated costs to effect the transaction of $35-$40 million will be expensed as incurred. Accordingly, Unaudited Pro Forma Combined Statements of Operations for the years ended March 31, 1996 and 1995 and the nine months ended December 31, 1996 are also presented. The Unaudited Pro Forma Combined Statements of Operations for the years ended March 31, 1996 and 1995 combines the results of U.S. Filter for such fiscal years with the results of the Company for their fiscal years ended January 31, 1996 and 1995, respectively. The Unaudited Pro Forma Combined Statement of Operations for the nine months ended December 31, 1996 combines the results of U.S. Filter (as restated for the acquisition of Kinetics accounted for as a pooling of interests) for the nine months ended December 31, 1996 with the results of the Company for the nine months ended October 31, 1996. The Unaudited Pro Forma Combined Statements of Operations for the years ended March 31, 1996 and 1995, respectively, and the nine months ended December 31, 1996 are in effect a restatement of the historical operations of each of U.S. Filter and the Company and accordingly do not include the results of Memtec, Protean, Ametek, USG, WaterPro, WSMG and PED, which were acquisitions accounted for as purchases.

  The historical financial statements of Protean and PED were prepared in accordance with UK generally accepted accounting principles ("UK GAAP"), which differs in certain respects from US GAAP. The historical PED Financial Statements included in the unaudited combined financial information have been restated to reflect PED's financial position and results of operations in accordance with US GAAP. The pro forma adjustments contain certain adjustments necessary to reflect Protean's historical financial statements in accordance with US GAAP. Certain reclassifications have been made to the historical financial statements of Protean to conform with U.S. Filter's presentation.

  The following Unaudited Pro Forma Combined Financial Information does not reflect certain cost savings that U.S. Filter believes may be realized following the Kinetics, Memtec, the Company, USG, WaterPro, WMSG and PED acquisitions as well as the Company's acquisitions of Protean and Ametek. Such cost savings are expected to be realized primarily through the elimination of certain overhead expenses and geographic overlap and the implementation of strict cost controls and standardized operating procedures. Additionally, U.S. Filter believes that such acquisitions will enable it to realize increased operating efficiencies and economies of scale including enhanced purchasing power and increased asset utilization.

  The pro forma data is provided for illustrative purposes only. It does not purport to be indicative of the results that actually would have occurred if the acquisitions of Kinetics, Memtec, the Company, USG, WaterPro, WMSG and PED, as well as the Company's acquisitions of Protean and Ametek, had been consummated on the dates indicated or that may be obtained in the future. The unaudited pro forma combined financial information should be read in conjunction with the notes thereto.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                                          AS OF DECEMBER 31, 1997 (NOTE a)
                          ------------------------------------------------------------------
                                   HISTORICAL                         PRO FORMA
                          ------------------------------ -----------------------------------
                                                         ADJUSTMENTS
                                                          INCREASE
                          U.S. FILTER  CULLIGAN  PROTEAN (DECREASE)     NOTES      COMBINED
                          -----------  --------  ------- ----------- ------------ ----------
                                                   (IN THOUSANDS)
         ASSETS
         ------
Current assets:
 Cash...................  $    57,821  $  8,992  $ 7,177                          $   73,990
 Restricted cash........          --    143,968      --   (143,968)      a(i)            --
 Short-term
  investments...........          904       --       --                                  904
 Accounts receivable,
  net...................      739,587   113,904   25,654                             879,145
 Cost and estimated
  earnings in excess of
  billings on
  uncompleted
  contracts.............      205,427       --       --                              205,427
 Inventories............      350,968    63,486   22,323                             436,777
 Prepaid expenses.......       19,893     6,499    6,377    (1,175)     a(ii)         31,594
 Deferred taxes.........       82,246    10,775      --                               93,021
 Other current assets...       28,257       --       --                               28,257
                          -----------  --------  -------                          ----------
   Total current
    assets..............    1,485,103   347,624   61,531                           1,749,115
                          -----------  --------  -------                          ----------
 Property, plant and
  equipment, net........      761,147   125,109   15,086       508   a(iii),a(iv)    901,850
 Investment in leasehold
  interests, net........       22,424       --       --                               22,424
 Cost in excess of net
  assets of businesses
  acquired, net.........      978,271   219,031      --    143,994       a(v)      1,341,296
 Other assets...........      113,837   101,005      --    (28,436)  a(vi),a(vii)    186,406
                          -----------  --------  -------                          ----------
                          $ 3,360,782  $792,769  $76,617                          $4,201,091
                          ===========  ========  =======                          ==========
    LIABILITIES AND
  SHAREHOLDERS' EQUITY
  --------------------
Current liabilities:
 Accounts payable.......  $   304,890  $ 36,658  $38,205                          $  379,753
 Accrued liabilities....      410,245    19,052      --                              429,297
 Current portion of
  long-term debt........       25,464    11,126      --                               36,590
 Billings in excess of
  costs and estimated
  earnings on
  uncompleted
  contracts.............      121,831       --       --                              121,831
 Other current
  liabilities...........       77,045    37,549      --                              114,594
                          -----------  --------  -------                          ----------
   Total current
    liabilities.........      939,475   104,385   38,205                           1,082,065
                          -----------  --------  -------                          ----------
Notes payable...........      475,181       --       --                              475,181
Long-term debt,
 excluding current
 portion................      128,988   307,567    8,401       304     a(viii)       445,260
Convertible subordinated
 debentures.............      554,000       --       --                              554,000
Deferred taxes..........        3,506    29,949      --     (1,175)     a(ii)         32,280
Other liabilities.......       66,108    27,935    1,805                              95,848
                          -----------  --------  -------                          ----------
   Total liabilities....    2,167,258   469,836   48,411                           2,684,634
                          -----------  --------  -------                          ----------
Minority interest.......          --      1,972      --                                1,972
Shareholders' equity:...
 Common stock...........        1,040       252    3,528    (3,339)   a(ix),a(x)       1,481
 Additional paid-in
  capital...............    1,500,786   366,370   21,004   (21,193)   a(ix),a(x)   1,866,967
 Currency translation
  adjustment............      (37,287)   (5,749)     --                              (43,036)
 Retained earnings
  (accumulated
  deficit)..............     (271,015)  (39,912)   3,674    (3,674)      a(x)       (310,927)
                          -----------  --------  -------                          ----------
   Total shareholders'
    equity..............    1,193,524   320,961   28,206                          $1,514,485
                          -----------  --------  -------                          ----------
                          $ 3,360,782  $792,769  $76,617                          $4,201,091
                          ===========  ========  =======                          ==========

The accompanying notes are an integral part of the unaudited pro forma combined financial information.

             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                                                              FISCAL YEAR ENDED MARCH 31, 1997 (NOTE b)
                     ---------------------------------------------------------------------------------------------------
                                                   HISTORICAL (NOTE c)
                     ---------------------------------------------------------------------------------------
                                                                                                               INCREASE
                      COMPANY     MEMTEC   CULLIGAN  AMETEK   PROTEAN     USG    WATERPRO    WSMG     PED     (DECREASE)
                     ----------  --------  --------  -------  --------  -------  --------  -------- --------  ----------
                                          (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues...........  $1,764,406  $243,616  $371,018  $68,650  $129,014  $85,899  $185,199  $218,973 $130,407   $   (827)
Cost of sales......   1,376,615   155,638   205,581   44,039    66,980   70,011   151,238   171,673   92,728        885
                     ----------  --------  --------  -------  --------  -------  --------  -------- --------
 Gross profit......     387,791    87,978   165,437   24,611    62,034   15,888    33,961    47,300   37,679
Selling, general
 and administrative
 expenses..........     316,190    72,702   131,454   12,251    45,385   13,595    24,689    32,854   32,270      9,324
Merger,
restructuring,
acquisition and
other related
charges............       5,581     1,677       --       --      2,105      --        --        --     1,992       (975)
                     ----------  --------  --------  -------  --------  -------  --------  -------- --------
                        321,771    74,379   131,454   12,251    47,490   13,595    24,689    32,854   34,262
                     ----------  --------  --------  -------  --------  -------  --------  -------- --------
 Operating
 income............      66,020    13,599    33,983   12,360    14,544    2,293     9,272    14,446    3,417
                     ----------  --------  --------  -------  --------  -------  --------  -------- --------
Other income
 (expense):
 Interest
 expense...........     (26,509)   (5,613)   (5,490)     --     (1,285)    (932)   (2,433)      --    (9,469)   (35,972)
 Interest and
 other income......       3,678       816     7,656       (9)      639      411       358       439      --
                     ----------  --------  --------  -------  --------  -------  --------  -------- --------
                        (22,831)   (4,797)    2,166       (9)     (646)    (521)   (2,075)      439   (9,469)
                     ----------  --------  --------  -------  --------  -------  --------  -------- --------
 Income before
 income tax
 expense...........      43,189     8,802    36,149   12,351    13,898    1,772     7,197    14,885   (6,052)
Income tax expense
 (benefit).........      10,681     1,306    20,264    4,188     4,822      711     2,829     5,954     (310)   (16,112)
                     ----------  --------  --------  -------  --------  -------  --------  -------- --------
 Net income........  $   32,508  $  7,496  $ 15,885  $ 8,163  $  9,076  $ 1,061  $  4,368  $  8,931 $ (5,742)
                     ==========  ========  ========  =======  ========  =======  ========  ======== ========
 Net income per
 common share:
   Basic...........  $     0.51
                     ==========
   Diluted.........  $     0.49
                     ==========
 Weighted average
 shares
 outstanding:
   Basic...........      64,082
                     ==========
   Diluted.........      66,531
                     ==========
                          PRO FORMA
                     --------------------------------
                            NOTES          COMBINED
                     -------------------- -----------
Revenues...........          b(i)         $3,196,355
Cost of sales......  b(i), b(ii), b(iii)   2,335,388
                         b(iv), b(v)
                                          -----------
 Gross profit......                          860,967
Selling, general
 and administrative
 expenses..........  b(i), b(ii), b(iii),    690,714
                        b(vi), b(vii),
                     b(viii), b(ix), b(x)
Merger,
restructuring,
acquisition and
other related
charges............          b(x)             10,380
                                          -----------
                                             701,094
                                          -----------
 Operating
 income............                          159,873
                                          -----------
Other income
 (expense):
 Interest
 expense...........         b(xi)            (87,703)
 Interest and
 other income......                           13,988
                                          -----------
                                             (73,715)
                                          -----------
 Income before
 income tax
 expense...........                           86,158
Income tax expense
 (benefit).........         b(xii)            34,333
                                          -----------
 Net income........                       $   51,825
                                          ===========
 Net income per
 common share:
   Basic...........                       $     0.47
                                          ===========
   Diluted.........                       $     0.45
                                          ===========
 Weighted average
 shares
 outstanding:
   Basic...........                          110,877
                                          ===========
   Diluted.........                          114,775
                                          ===========



    The accompanying notes are an integral part of these pro forma combined financial data.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                                                  NINE MONTHS ENDED DECEMBER 31, 1997 (NOTE b)
                     -----------------------------------------------------------------------------------------------------------
                                  HISTORICAL (NOTE c)                                          PRO FORMA
                     ------------------------------------------------  ---------------------------------------------------------
                        U.S.                                               ADJUSTMENTS
                       FILTER     MEMTEC   CULLIGAN  AMETEK  PROTEAN   INCREASE (DECREASE)            NOTES            COMBINED
                     ----------  --------  --------  ------- --------  ------------------- --------------------------- ---------
                                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues...........  $2,346,553  $168,503  $354,254  $38,381 $104,129                                                  3,011,820
Cost of sales......   1,798,595   106,412   202,441   24,623   54,926       $     38                  b (v)            2,187,305
                     ----------  --------  --------  ------- --------                                                  ---------
 Gross profit......     547,958    62,091   151,813   13,758   49,203                                                    824,785
Selling, general
 and administrative
 expenses..........     414,546    53,130   105,543    7,206   34,683          5,463       b(vi), b(viii), b(ix), b(x)   620,571
Purchased in-
 process research
 and development...     299,505       --     20,170      --       --                                                     319,675
Merger,
 restructuring,
 acquisition and
 other related
 charges...........     141,109     2,714     5,236      --       --                                                     149,059
                     ----------  --------  --------  ------- --------                                                  ---------
                        855,160    55,844   130,949    7,206   34,683                                                  1,089,305
                     ----------  --------  --------  ------- --------                                                  ---------
 Operating income
  (loss)...........    (307,202)    6,247    20,864    6,552   14,520                                                  (264,520)
                     ----------  --------  --------  ------- --------                                                  ---------
Other income
 (expense):
 Interest
  expense..........     (34,374)   (3,869)   (5,277)     --    (1,593)       (24,359)                 b(xi)              (69,472)
 Gain on
  disposition of
  affiliate........         --        --     31,098      --       --                                                      31,098
 Interest and
  other income.....       3,002        92     2,398       83      867                                                      6,442
                     ----------  --------  --------  ------- --------                                                  ---------
                        (31,372)   (3,777)   28,219       83     (726)                                                   (31,932)
                     ----------  --------  --------  ------- --------                                                  ---------
 Income (loss)
  before income
  tax expense......    (338,574)    2,470    49,083    6,635   13,794                                                   (296,452)
Income tax expense
 (benefit).........      (1,273)    1,543    27,092    2,744    4,826        (10,451)                b(xii)               24,481
Minority interest..         --        --        665      --       --                                                         665
                     ----------  --------  --------  ------- --------                                                  ---------
 Net income (loss)
  before
  extraordinary
  item.............  $ (337,301) $    927  $ 21,326  $ 3,891 $  8,968                                                  $(321,598)
                     ==========  ========  ========  ======= ========                                                  =========
Net income (loss)
 per common share
 before
 extraordinary
 item:
   Basic...........  $    (3.65)                                                                                       $   (2.36)
                     ==========                                                                                        =========
   Diluted.........  $    (3.65)                                                                                       $   (2.36)
                     ==========                                                                                        =========
Weighted average
 shares
 outstanding:
   Basic...........      92,340                                                                                          136,499
                     ==========                                                                                        =========
   Diluted.........      92,340                                                                                          136,499
                     ==========                                                                                        =========


The accompanying notes are an integral part of the unaudited pro forma combined financial information.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                                 FISCAL YEAR ENDED MARCH 31, 1996 (NOTE b)
                              -------------------------------------------------
                                  HISTORICAL                 PRO FORMA
                              --------------------  ---------------------------
                                 U.S.                INCREASE
                                FILTER    CULLIGAN  (DECREASE) NOTES  COMBINED
                              ----------  --------  ---------- ----- ----------
                                   (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues....................  $1,090,745  $304,502                   $1,395,247
Cost of sales...............     836,973   168,363                    1,005,336
                              ----------  --------                   ----------
  Gross profit..............     253,772   136,139                      389,911
Selling, general and
 administrative expenses....     192,387   134,525                      326,912
                              ----------  --------                   ----------
  Operating income..........      61,385     1,614                       62,999
                              ----------  --------                   ----------
Other income (expense):
  Interest expense..........     (16,280)  (12,426)                     (28,706)
  Interest and other
   income...................       5,923     4,443                       10,366
                              ----------  --------                   ----------
                                 (10,357)   (7,983)                     (18,340)
                              ----------  --------                   ----------
  Income (loss) before
   income tax expense.......      51,028    (6,369)                      44,659
Income tax expense..........      20,329    14,910                       35,239
                              ----------  --------                   ----------
  Net income (loss).........  $   30,699  $(21,279)                  $    9,420
                              ==========  ========                   ==========
Net income per common share:
    Basic...................  $     0.62                             $     0.12
                              ==========               ===           ==========
    Diluted.................  $     0.61                             $     0.11
                              ==========               ===           ==========
Weighted average shares
 outstanding:
    Basic...................      48,369                                 76,326
                              ==========               ===           ==========
    Diluted.................      49,668                                 78,147
                              ==========                             ==========


The accompanying notes are an integral part of the unaudited pro forma combined financial information.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                                FISCAL YEAR ENDED MARCH 31, 1995 (NOTE b)
                              ------------------------------------------------
                                 HISTORICAL                PRO FORMA
                              ------------------  ----------------------------
                                U.S.              INCREASE
                               FILTER   CULLIGAN  (DECREASE) NOTES   COMBINED
                              --------  --------  ---------  ------ ----------
                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues..................... $830,765  $280,051                    $1,110,816
Cost of sales................  658,834   155,829                       814,663
                              --------  --------                    ----------
  Gross profit...............  171,931   124,222                       296,153
Selling, general and
 administrative expenses.....  131,210   131,775                       262,985
Restructuring expenses.......      --      5,917                         5,917
                              --------  --------                    ----------
                               131,210   137,692                       268,902
                              --------  --------                    ----------
  Operating income (loss)....   40,721   (13,470)                       27,251
                              --------  --------                    ----------
Other income (expense):
  Interest expense...........   (8,807)  (19,085)                      (27,892)
  Interest and other income..    1,611     1,837                         3,448
                              --------  --------                    ----------
                                (7,196)  (17,248)                      (24,444)
                              --------  --------                    ----------
  Income (loss) before income
   tax expense...............   33,525   (30,718)                        2,807
Income tax expense...........    8,904     5,678                        14,582
                              --------  --------                    ----------
  Net income (loss).......... $ 24,621  $(36,396)                   $  (11,775)
                              ========  ========                    ==========
Net income (loss) per common
 share:
  Basic...................... $   0.68                              $    (0.20)
                              ========                              ==========
  Diluted.................... $   0.66                              $    (0.20)
                              ========                              ==========
Weighted average shares
 outstanding:
  Basic......................   35,198                                  62,432
                              ========                              ==========
  Diluted....................   43,707                                  62,432
                              ========                              ==========


The accompanying notes are an integral part of the unaudited pro forma combined financial information.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                              NINE MONTHS ENDED DECEMBER 31, 1996 (NOTE b)
                            ---------------------------------------------------
                                 HISTORICAL                 PRO FORMA
                            ---------------------  ----------------------------
                                                   INCREASE
                              COMPANY    CULLIGAN  (DECREASE) NOTES   COMBINED
                            -----------  --------  ---------  ------ ----------
                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues..................  $ 1,094,636  $272,416                    $1,367,052
Cost of sales.............      859,754   151,696                     1,011,450
                            -----------  --------                    ----------
  Gross profit............      234,882   120,720                       355,602
Selling, general and
 administrative expenses..      196,752   100,220                       296,972
Merger expenses...........        5,581         0                         5,581
                            -----------  --------                    ----------
                                202,333   100,220                       302,553
                            -----------  --------                    ----------
  Operating income .......       32,549   20,500                         53,049
                            -----------  --------                    ----------
Other income (expense):
  Interest expense........      (15,907)   (4,076)                      (19,983)
  Interest and other
   income.................        2,981     5,683                         8,664
                            -----------  --------                    ----------
                                (12,926)    1,607                       (11,319)
                            -----------  --------                    ----------
  Income (loss) before
   income tax expense.....       19,623    22,107                        41,730
Income tax expense........        3,845    14,743                        18,588
                            -----------  --------                    ----------
  Net income (loss).......  $    15,778  $  7,364                    $   23,142
                            ===========  ========                    ==========
Net income (loss) per
 common share:
  Basic...................  $      0.27                              $     0.24
                            ===========                              ==========
  Diluted.................  $      0.26                              $     0.23
                            ===========                              ==========
Weighted average shares
 outstanding:
  Basic...................       58,016                                  95,290
                            ===========                              ==========
  Diluted.................       61,464                                  98,737
                            ===========                              ==========


The accompanying notes are an integral part of the unaudited pro forma combined financial information.

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

a. The Unaudited Pro Forma Combined Balance Sheet has been prepared to reflect the pending acquisition by U.S. Filter of the Company under the pooling of interests method of accounting. U.S. Filter plans to acquire all of the outstanding capital stock of the Company in exchange for approximately 44.2 million shares of U.S. Filter's Common Stock (assuming an exchange ratio of 1.714 shares of U.S. Filter's Common Stock for each outstanding share of the Company's Common Stock). Pursuant to the pooling of interests method of accounting, the recorded assets and liabilities of each of U.S. Filter and the Company will be recorded as the assets and liabilities of the combined entity.

  The Unaudited Pro Forma Combined Balance Sheet has also been prepared to reflect the Company's acquisition of Protean under the purchase method of accounting. Including transaction costs of approximately $8.7 million, the equity purchase price of Protean was approximately $174.5 million. The purchase price will be allocated to the assets of Protean based on their respective estimated fair values. In addition to the equity purchase price, the Company assumed Protean's long-term indebtedness of approximately $8.4 million. The Protean balance sheet has been derived from the historical financial statements, presented in accordance with UK GAAP and has been translated into US dollars. The pro forma adjustments include certain adjustments necessary to reflect Protean's historical financial statements in accordance with US GAAP. Certain reclassifications have been made to the historical financial statements of Protean to conform with U.S. Filter's presentation. All amounts herein are presented in US dollars. In connection with the acquisition of Protean, Culligan had decided to divest the Analytical and Thermal Group of Protean by November 1998. These operations were reflected as discontinued operations in the Company's Form 10-K/A for the year ended January 31, 1998 which has been incorporated by reference herein. Upon completion of the merger, U.S. Filter will record a cumulative adjustment to reflect the results of operations of the Analytical and Thermal Group of Protean as if it had never been held for sale. The cumulative adjustment for the period from the date of acquisition through January 31, 1998 will result in a reduction in net income of $264,000.

  The Unaudited Pro Forma Combined Balance Sheet as of December 31, 1997 combines the consolidated balance sheet of U.S. Filter as of December 31, 1997 with the consolidated balance sheets of the Company as of October 31, 1997 and Protean as of September 30, 1997 and has been adjusted as follows. The U.S. Filter consolidated balance sheet as of December 31, 1997 includes the accounts of Kinetics, Memtec, USG, WaterPro, WMSG and PED as all of these acquisitions were closed on or prior to December 31, 1997. The Company's consolidated balance sheet as of October 31, 1997 includes the accounts of Ametek as if the Company acquired Ametek on August 1, 1997.

  (i) To eliminate restricted cash that was held in escrow until the Company's offer to acquire Protean was declared unconditional on December 2, 1997. The restricted cash was used to acquire a portion of Protean's outstanding shares.

  (ii) To reclassify non-current deferred tax assets included in Protean's prepaid assets.

  (iii) To reverse the periodic revaluation of certain property, plant and equipment allowed for UK GAAP purposes. Under US GAAP such revaluations are not permitted and all property, plant and equipment, other than land, is depreciated over their estimated economic lives. The adjustment results in a reduction of the carrying value of net property plant and equipment of $332,000.

  (iv) To increase property, plant and equipment for the estimated step-up to fair value in the amount of $840,000.

  (v) To record the goodwill related to the Company's acquisition of Protean. Goodwill represents the excess of the purchase price paid over the sum of the estimated fair value of identifiable assets acquired less liabilities assumed and may change based on the final asset valuation.

  (vi) To record a non-current asset of $1,757,000 to reflect Protean's pension accounting on a US GAAP basis. Protean provides for the cost of retirement benefits based upon consistent percentages of employees' pension payables as recommended by independent qualified actuaries. US GAAP requires that the projected benefit obligation be reduced to the extent of the plans' fair value of assets and be adjusted to reflect unrecognized obligations or assets in determining pension cost or credit for the year.

  (vii)To eliminate the Company's equity investment in Protean of $30,193,000 that was recorded on the Company's consolidated balance sheet at October 31, 1997.

  (viii) To record incremental indebtedness for the Company's acquisition of Protean. The total cash purchase price of Protean was approximately $174.5 million including transactional costs of approximately
         $8.7 million. Incremental indebtedness is calculated as follows:

       Protean purchase price.................................... $ 174,465,000
       Less:
       Proceeds from restricted cash.............................  (143,968,000)
       Proceeds from initial equity investment...................   (30,193,000)
                                                                  -------------
       Incremental indebtedness for acquisition of Protean....... $     304,000
                                                                  =============

     Proceeds from restricted cash and from initial equity investment were obtained through borrowings by the Company prior to October 31, 1997. Accordingly debt associated with such borrowings are included on the Company's balance sheet as of October 31, 1997.

  (ix)To reflect the equity adjustments necessary to reflect the acquisition of the Company on a pooling of interests basis. Such adjustments had the effect of increasing common stock $189,000 and reducing additional paid-in-capital by $189,000.

  (x)To eliminate the equity of Protean.

b. The Unaudited Pro Forma Combined Statement of Operations for the fiscal year ended March 31, 1997, combines (i) the results of U.S. Filter (as restated for the acquisition of Kinetics which was accounted for as a pooling of interests) and Protean for such fiscal year, (ii) the results of Memtec for their fiscal year ended June 30, 1997, (iii) the results of the Company for their fiscal year ended January 31, 1997, (iv) the results of Ametek for their fiscal year ended December 31, 1996, (v) the results of USG for the period beginning on April 1, 1996 and ending immediately prior to U.S. Filter's acquisition of USG on October 25, 1996, (vi) the results of WaterPro for the period beginning on April 1, 1996 and ending immediately prior to U.S. Filter's acquisition of WaterPro on October 28, 1996, (vii) the results of WSMG for the period beginning on April 1, 1996 and ending immediately prior to U.S. Filter's acquisition of WSMG on December 2, 1996, and (vii) the results of PED for the period beginning on April 1, 1996 and ending immediately prior to U.S. Filter's acquisition of PED on January 6, 1997. Results of USG, WaterPro, WSMG and PED after they were acquired by U.S. Filter to March 31, 1997 are included in U.S. Filter's historical results for the fiscal year ended March 31, 1997.

  The Unaudited Pro Forma Combined Statement of Operations for the nine months ended December 31, 1997 combines (i) the results of U.S. Filter for such nine month period (which includes the results of Kinetics as such acquisition closed on December 31, 1997 and was accounted for as a pooling of interests), (ii) the results of Memtec for the period beginning on April 1, 1997 and ended immediately prior to the acquisition by U.S. Filter on December 9, 1997 (Memtec's results subsequent to its acquisition are included in U.S. Filter's historical results), (iii) the results of the Company for their nine months ended October 31, 1997, (iv) the results of Ametek for the period beginning on February 1, 1997 and ending immediately prior to its acquisition by the Company on August 1, 1997 (Ametek's results subsequent to its acquisition by the Company are included in the Company's historical results) and (v) the results of Protean for their nine months ended September 30, 1997. The Protean statements of operations have been derived from the historical financial accounts of Protean and are presented in accordance with UK GAAP. These statements of operations have been translated into US dollars using exchange rates of $1.59 and $1.63 per British pound sterling for the year ended March 31, 1997 and the nine months ended September 30, 1997, respectively. Additionally, certain pro forma adjustments were made to conform Protean's historical financial information with US GAAP.

  For the fiscal years ended March 31, 1996 and 1995, the historical results of U.S. Filter for the fiscal years ended March 31, 1996 and 1995, are combined with the results of the Company for their fiscal years ended January 31, 1996 and 1995, respectively. For the nine month period ended December 31, 1996, the historical results of U.S. Filter (as restated for the acquisition of Kinetics which was accounted for as a pooling of interests) for such period are combined with the results of the Company for the nine months ended October 31, 1996. The Unaudited Pro Forma Combined Statements of Operations for these periods are in effect a restatement of the historical operations of each of U.S. Filter and the Company and accordingly do not include the results of Memtec, Protean, Ametek, USG, WaterPro, WSMG and PED which were acquisitions accounted for as purchases.

  The Unaudited Pro Forma Combined Statements of Operations gives effect to the following adjustments:

                                                              FISCAL YEAR
                                                                 ENDED      NINE MONTHS ENDED
                                                             MARCH 31, 1997 DECEMBER 31, 1997
                                                             -------------- -----------------
                                                                      (IN THOUSANDS)
(i) To eliminate November and December 1995 sales (and
    related expenses) of APIC International, S.A., a wholly
    owned subsidiary of Ametek, to reduce the results to
    the twelve months ended December 31, 1996. The
    adjustment impacts the following accounts:
      Sales................................................     $   827           $--
                                                                =======           ====
      Cost of sales........................................     $  (359)          $--
                                                                =======           ====
      Selling, general and administrative expenses.........     $  (367)          $--
                                                                =======           ====
(ii) To reclassify research and development expenses
     included in cost of sales in Ametek's historical
     results for the year ended December 31, 1996 to
     selling, general and administrative expenses in order
     to combine Ametek's historical results on a basis
     consistent with U.S. Filter. The adjustment impacts
     the following accounts:
      Cost of sales........................................     $  (618)          $--
                                                                =======           ====
      Selling, general and administrative expenses.........     $   618           $--
                                                                =======           ====
(iii) To reclassify depreciation expense of Ametek to cost
      of sales from selling, general and administrative
      expenses for the year ended December 31, 1996 in
      order to combine Ametek's historical results on a
      basis consistent with U.S. Filter. The adjustment
      impacts the following accounts:
      Cost of sales........................................     $ 1,856           $--
                                                                =======           ====
      Selling, general and administrative expenses.........     $(1,856)          $--
                                                                =======           ====
  (iv) To adjust cost of sales to capitalize tooling costs
       expensed by Ametek, net of additional depreciation
       expense related to such capitalized amounts, in
       order to present Ametek's historical results on a
       basis consistent with U.S. Filter and the accounting
       policies that are being used subsequent to the
       Company's acquisition of Ametek ....................     $   (45)          $--
                                                                =======           ====

                                                 FISCAL YEAR
                                                    ENDED      NINE MONTHS ENDED
                                                MARCH 31, 1997 DECEMBER 31, 1997
                                                -------------- -----------------
                                                         (IN THOUSANDS)
  (v) To adjust cost of sales to record
      depreciation expense on the net step-up
      in fair value of the property, plant and
      equipment acquired by the Company in the
      Protean acquisition. Such assets are
      depreciated over a 10 year economic life
      .........................................     $   51          $   38
                                                    ======          ======
  (vi) To adjust selling, general and
       administrative expenses to record
       amortization expense of identifiable
       trademarks acquired in connection with
       the Company's acquisition of Ametek ....     $  160          $   80
                                                    ======          ======
  (vii) To adjust selling, general and
        administrative expenses to reflect
        goodwill amortization from U.S.
        Filter's acquisitions of USG, WaterPro,
        WSMG and PED, with such goodwill of
        approximately $262,326,000 amortized
        over 40 years. The Pro Forma adjustment
        reflects goodwill amortization from
        April 1, 1996 until each of USG,
        WaterPro, WSMG and PED were acquired.
        Goodwill amortization related to these
        acquirees after their respective
        acquisition dates is included in U.S.
        Filter's historical results............     $3,279          $  --
                                                    ======          ======
  (viii) To adjust selling, general and
         administrative expenses to reflect the
         goodwill amortization from the
         Company's acquisitions of Protean and
         Ametek, with such goodwill of
         approximately $262,634,000 amortized
         over 40 years ........................     $6,566          $4,924
                                                    ======          ======
  (ix) To reclassify restructuring expenses
       recorded by Protean in accordance with
       UK GAAP into selling, general and
       administrative expenses for the year
       ended March 31, 1997, as they do not
       meet the definition of restructuring
       costs under US GAAP. Additionally,
       during the nine months ended December
       31, 1997 certain costs that were accrued
       by Protean as restructuring costs at
       March 31, 1997 should have been expensed
       as selling, general and administrative
       costs as incurred in the subsequent nine
       month period. The adjustments impact the
       following accounts:
      Selling, general and administrative
       expenses................................     $  975          $  619
                                                    ======          ======
      Merger, restructuring, acquisition and
       other related charges...................     $ (975)         $  --
                                                    ======          ======
  (x) To adjust selling, general and
      administrative expenses to recognize the
      effect of accounting for pension costs on
      a US GAAP basis..........................     $  (51)         $ (160)
                                                    ======          ======
  (xi) To adjust interest expense related to
       the debt of approximately $562,829,000
       incurred or to be incurred to finance
       the acquisitions Memtec and Protean; and
       to adjust interest expense related to
       the debt of $25,000,000 assumed in the
       Company's acquisition of Ametek.
       Interest on the total debt of
       $587,829,000 is assumed to be either
       financed by or refinanced by borrowings
       under U.S. Filter's Senior Credit
       Facility at an assumed effective rate of
       5.92% per annum.

                                                FISCAL YEAR
                                                   ENDED      NINE MONTHS ENDED
                                               MARCH 31, 1997 DECEMBER 31, 1997
                                               -------------- -----------------
                                                        (IN THOUSANDS)
     For the fiscal year ended March 31,
     1997, the total incremental debt of
     $587,829,000 is assumed to be
     outstanding for the entire fiscal year.
     For the nine months ended December 31,
     1997, incremental debt of $388,364,000
     used to finance the acquisition of
     Memtec is assumed to be outstanding for
     period beginning on April 1, 1997 and
     ending immediately prior to its
     acquisition by U.S. Filter on December
     9, 1997 (from that date until the end of
     the nine month period on December 31,
     1997 debt to acquire Memtec was actually
     outstanding and interest expense on such
     debt was included in U.S. Filter's
     historical results). Additionally, for
     the nine months ended December 31, 1997,
     incremental debt of $174,465,000 used to
     finance the Company's acquisition of
     Protean is assumed to be outstanding for
     the entire nine month period; whereas
     debt assumed in the Company's
     acquisition of Ametek of $25,000,000 is
     assumed to be outstanding for the period
     beginning on February 1, 1997 and ending
     immediately prior to its acquisition by
     Culligan on August 1, 1997 (from that
     date until the end of the nine month
     period on October 31, 1997 debt assumed
     in the Company's acquisition of Ametek
     was actually outstanding and interest
     expense on such debt was included in the
     Company's actual results).
     For the fiscal year ended March 31,
     1997, the interest expense adjustment
     includes a provision for the debt of
     approximately $541,025,000 incurred to
     finance the acquisitions of WSMG and
     PED, net of historical interest expense
     recorded by WaterPro and PED on parent
     company debt. WaterPro and PED incurred
     interest on such parent company debt at
     the prime rate and approximately 11%,
     respectively, and incurred interest
     expense of $2,433,000 and $9,469,000
     respectively, for the period beginning
     April 1, 1996 and ending when upon
     acquisition of the individual
     businesses. The assumed interest rate on
     $414,000,000 of the debt incurred to
     finance the WSMG and PED acquisitions is
     4.5% as this debt was funded by
     convertible subordinated debentures
     issue December 12, 1996. The remaining
     $137,025,000 of such debt is assumed to
     be financed on borrowings under U.S.
     Filter's Senior Credit Facility with an
     effective interest rate of 5.92%.
       The assumed effective interest of
       5.92% on assumed borrowings under U.S.
       Filter's Senior Credit Facility is
       subject to variability. A 0.125%
       increase-decrease in the assumed
       effective interest rate incrementally
       decreases-increases pro forma combined
       net income (loss) $505,000 and
       $325,000 for the year ended March 31,
       1997 and the nine months ended
       December 31, 1997.....................     $ 35,972        $ 24,359
                                                  ========        ========
   (xii) To adjust the provision for income
         taxes for each of the pro forma
         adjustments assuming the statutory
         tax rate of 35%.....................     $(16,112)       $(10,451)
                                                  ========        ========

c. During the fiscal year ended March 31, 1997, U.S. Filter recorded merger expenses of $5.6 million related to the acquisition of Davis. Such expenses consisted primarily of investment banking, printing, stock transfer, legal, accounting, governmental filing fees and certain other costs related to existing Davis pension plans and change of control payments. On December 9, 1997, U.S. Filter acquired all of the outstanding shares of Memtec in exchange for cash totaling $397.2 million (including estimated transaction costs of $10.6 million). U.S. Filter acquired from Memtec certain in-process research and development projects that had not reached technological feasibility and that had no alternative future use. The estimated market value of such in-process research and development projects, as determined by an independent appraiser, was $299.5 million and was expensed at the acquisition date. During the nine months ended December 31, 1997, U.S. Filter recorded a pre-tax charge for merger, restructuring, acquisition and other related charges of $141.1 million. Such charges related to a restructuring plan that U.S. Filter designed and implemented concurrent with the acquisitions of Kinetics and Memtec. The plan was designed to streamline U.S. Filter's manufacturing and production base, improve efficiency and enhance its competitiveness. Included in the merger, restructuring, acquisition and other related charges was merger expenses incurred to consummated the Kinetics transaction of $4.3 million consisting of investment banking, printing, stock transfer, legal, accounting, governmental filing and certain other transaction costs.

  During the fiscal year ended June 30, 1997 and the nine months ended December 31, 1997, Memtec recorded restructuring expenses of $1.7 million and $2.7 million, respectively. Such restructuring expenses related to employee terminations and asset write-downs at Memtec's French operations. The restructuring was performed to focus Memtec's French operations on global brands and away from non-core businesses.

  During the nine months ended October 31, 1997, the Company recorded a merger and restructuring charge of $9.5 million in connection with the acquisition of Ametek to reflect the integration and restructuring of the Company's Everpure(R), UltraPure(R) and US Water(R) Products operations with Ametek and the restructuring of the Company's consumer products division to focus principally on the "do-it-yourself" and hybrid retail markets. During the nine months ended October 31, 1997, the Company acquired from Ametek certain in-process research and development projects that had not reached technological feasibility and that had no alternative future use. The estimated market value of such in-process research and development projects was $17.0 million and was expensed at the acquisition date. In addition during such nine months, the Company wrote-off the remaining goodwill of $3.2 million arising from the acquisition of Ultra Pure(R) in January 1996 related to more costly technology used prior to the acquisition of Ametek. During the nine months ended October 31, 1997, the Company disposed of its investment in Anvil Holdings, Inc. for total cash proceeds of $50.9 million. The transaction, which included payment of outstanding accrued interest receivable and dividends, resulted in a pre-tax gain of approximately $31.1 million.

  During the fiscal year ended March 31, 1997, Protean recorded a charge of $2.1 million ($1.1 million for US GAAP purposes) for reorganization costs incurred in respect of DWA GmBH & Co. AG consisting of redundancies and professional and consultancy assistance in Germany, together with inventory write downs and other provisions.

  Prior to the acquisition of PED by U.S. Filter during the fiscal year ended March 31, 1997, PED incurred restructuring charges relating to the plant closure and relocation of the operations of Wallace & Tieman, Inc. a subsidiary, from Belleville, N.J. to Vineland, N.J. These restructuring charges totaled $2.0 million during the period beginning of April 1, 1996 and ending immediately prior to PED being acquired by U.S. Filter on January 6, 1997.

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